Exhibit 99.1

For Immediate Release

Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC. ANNOUNCES PROPOSED SALE THROUGH
CHAPTER 11 PROCEEDINGS

Itasca, Ill. – January 12, 2007 – Enesco Group, Inc., a leader in the giftware, and home and garden décor industries, today announced that an affiliate of Tinicum Capital Partners II, L.P. (“Tinicum”), a private investment partnership, has agreed in principle to a financial restructuring for Enesco. Enesco also announced that, as part of the restructuring, it expects to enter into an asset purchase agreement with Tinicum, which would provide for an affiliate of Tinicum to purchase substantially all of the assets of Enesco and to assume certain of Enesco’s unsecured liabilities. Under the agreement, the purchase price for Enesco’s business, operations and assets would be paid by the forgiveness of all or substantially all of Enesco’s senior secured debt.

After the transaction, substantially all of Enesco’s assets would be owned by the Tinicum affiliate, a private company. Enesco does not anticipate there would be any distribution to its stockholders from the transaction.

In order to effect these transactions, Enesco and certain of its domestic subsidiaries today filed voluntary petitions for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Illinois, Eastern Division, which is located in Chicago, Illinois. Each of the transactions described above is subject to the finalization and execution of the definitive agreements and receipt of all requisite bankruptcy court approvals.

Basil Elliott, Enesco President and CEO, said, “We are very pleased to have a financial and strategic partner in Tinicum who shares our vision for Enesco. Tinicum is well versed with the demands and needs of our particular industry. With their expertise and resources, we believe Tinicum will help Enesco bring our customers the highest quality products and customer service that they and the marketplace require.”

Terence M. O’Toole, co-managing partner of Tinicum said, “We are delighted to be associated with Enesco. The Company has a long established tradition of excellence and we are excited to be part of its continued growth. We applaud the support and loyalty of Enesco’s extraordinary employees, customers, suppliers and artists and we look forward to working with them.”

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 44,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Circle of Love, Foundations, Halcyon Days, Jim Shore Designs, Lilliput Lane, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on the Company’s web site at www.enesco.com.

-more-

The forward-looking statements contained in this release are based on estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ materially. These factors include the market acceptance of existing and new products, the ability to control manufacturing and operating costs, the successful completion of the Company’s restructuring efforts, achieving forecasted operating and cash flow projections, successfully negotiating definitive agreements for the purchase and refinancing of Enesco’s debt and purchase and sale of Enesco’s business, operations and assets and successfully completing a sale of Enesco’s business, operations and assets under Chapter 11 of the U.S. Bankruptcy Code. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. You should consider these risks and factors, and the impact they may have when you evaluate these forward-looking statements. The statements are based only on the Company’s knowledge and expectations on the date of this press release.

# # #